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Exhibit 10.10

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Second Amendment to Amended and Restated Credit Agreement (this "Second Amendment") is entered into effective as of the 27th day of May, 2009 (the "Second Amendment Effective Date"), by and among Ellora Energy Inc., a Delaware corporation ("Borrower"), JPMorgan Chase Bank, N.A., as Administrative Agent ("Administrative Agent"), and the financial institutions party to the Credit Agreement (defined below) as Lenders ("Lenders").

W I T N E S S E T H

        WHEREAS, Borrower, Administrative Agent, the other Agents party thereto and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 1, 2008 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including after giving effect to this Second Amendment); and

        WHEREAS, pursuant to the Credit Agreement, Lenders have made Loans to Borrower and provided certain other credit accommodations to Borrower; and

        WHEREAS, the parties hereto desire to (i) amend certain terms of the Credit Agreement in certain respects as provided in this Second Amendment to be effective as of the Second Amendment Effective Date, (ii) reaffirm the Borrowing Base in the amount of $160,000,000, and (iii) amend the Consolidated Total Debt to Consolidated EBITDAX financial covenant set forth in section 9.01(b) of the Credit Agreement for the fiscal quarter ending June 30, 2009, all as more particularly set forth herein.

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereby agree as follows:

        Section 1.    Amendments.    In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 1.

          1.1    Additional Definitions.    Section 1.02 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

            "Midstream Assets" means, at any time, the gathering, processing and pipeline systems and facilities owned by the Borrower or any Subsidiary, including without limitation any compression or treating equipment that is a part of any such system or facility.

            "Second Amendment" means that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 27, 2009 among Borrower, Administrative Agent and the Lenders party thereto.

          1.2    Amendment to Definitions.    The definitions of "Alternate Base Rate", "Applicable Margin" and "Loan Documents" contained in Section 1.02 of the Credit Agreement shall be amended and restated to read in full as follows:

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) and (c) the Adjusted LIBO Rate with respect to an Interest Period of one month beginning on such day (or if such day is not a Business Day, beginning on the immediately preceding Business Day) plus one percent (1.00%), provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based upon the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

            "Applicable Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Conforming Borrowing Base Utilization Grid below based upon the Conforming Borrowing Base Utilization Percentage then in effect:

Conforming Borrowing Base Utilization Percentage

Conforming Borrowing Base Utilization Percentage	<50%	≥50% <75%	≥75% <90%	≥90% ≤100%
Eurodollar Loans	2.000%	2.250%	2.500%	2.750%
ABR Loans	1.250%	1.500%	1.750%	2.000%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%

            Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

            "Loan Documents" means this Agreement, the First Amendment, the Second Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

          1.3    Amendment to Properties and Titles Provision.    The first sentence in clause (a) of Section 7.17 of the Credit Agreement is hereby amended to insert the words "and Midstream Assets" immediate after the reference to "all its personal Properties" set forth in such sentence.

          1.4    Amendment to Consolidated Total Debt to Consolidated EBITDAX Provision.    Clause (b) of Section 9.01 of the Credit Agreement is hereby restated in full as follows:

            "(b)    Consolidated Total Debt to Consolidated EBITDAX.    Commencing on the fiscal quarter ending March 31, 2008, the Borrower will not permit, as of the last day of any fiscal quarter, its ratio of Consolidated Total Debt (for the fiscal quarter ending on such date) to Annualized Consolidated EBITDAX to be greater than the ratio set forth below opposite to the period that includes such day:

Period	Ratio
March 31, 2008 through March 31, 2009	3.5 to 1.0
June 30, 2009	4.5 to 1.0
September 30, 2009 and thereafter	3.5 to 1.0

          1.5    Amendment to Restricted Payment Provision.    Section 9.04 of the Credit Agreement is hereby restated in full as follows:

            Section 9.04    Restricted Payments.    The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution, including, without limitation, any payments of cash dividends with respect to the Permitted Convertible Preferred Stock, of its Property to its Equity Interest holders, provided that (a) the Borrower may declare and make dividends in the form of additional shares of Borrower's Permitted Convertible Preferred Stock issued with respect to Borrower's previously issued Permitted Convertible Preferred Stock and (b) whenever no Default or Event of Default exists and total Credit Exposures do not exceed the Borrowing Base on the date any such distribution is declared or paid (both before and after such purchase or payment), (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (ii) the Borrower may purchase Equity Interests in the Borrower from employees, directors, or members of management of the Borrower upon their death, termination of their employment or retirement, so long as such purchases or payments after the Effective Date do not exceed $3,000,000 in the aggregate.

          1.6    Amendment to Sale of Properties Provision.    Section 9.12 of the Credit Agreement is hereby restated in full as follows:

            Section 9.12    Sale of Properties.    The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey, dispose of or otherwise transfer to any Person other than a Subsidiary or the Borrower (collectively in this section, "transfer") any Oil and Gas Property containing proved reserves constituting a portion of the Borrowing Base, any Midstream Asset, or Swap Agreement now existing or hereafter arising which has been incorporated into the most recent determination of the Borrowing Base (as determined by the Administrative Agent), or any Subsidiary owning any such Oil and Gas Property, Midstream Asset or Swap Agreement (any such Oil and Gas Property, Midstream Asset, or Swap Agreement being in this section called a "Borrowing Base Asset"), unless (a) no Event of Default will exist after the consummation of such transfer and the application of the proceeds thereof; (b) the total Credit Exposure does not exceed the Conforming Borrowing Base at the time of such transfer or, if there is such an excess, it is not increased after giving effect to such transfer and the application of the proceeds thereof; (c) the aggregate value (which, for purposes hereof, shall mean (x) in the case of any such Oil and Gas Property, the value the Administrative Agent attributed to such Oil and Gas Property for purposes of the most recent redetermination of the Borrowing Base and/or Conforming Borrowing Base, (y) in the case of any such Midstream Assets, the aggregate net cash proceeds received (inclusive of all holdbacks, estimated earn-outs and other deferred compensation, in each case calculated as if earned in full in cash on the initial date of transfer, and measured at the time of such sale or other disposition), and (z) in the case of any such Swap Agreement, the aggregate net cash proceeds received (measured at the time of such sale, termination, unwind or other disposition)) of all Borrowing Base Assets transferred pursuant to this Section 9.12 (either directly or by means of the transfer of Equity Interests in a Subsidiary) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Conforming Borrowing Base then in effect, and (d) the proceeds of such transfer shall be applied as required under the following sentence. Upon any such transfer, the Borrowing Base and the Conforming Borrowing Base shall each be reduced by an amount equal to the aggregate value of such transferred Oil and Gas Properties and, in the Administrative Agent's discretion, an amount not to exceed the aggregate value the Administrative Agent attributed to such other transferred Borrowing Base Assets for purposes of the most recent redetermination of the Borrowing Base and/or Conforming Borrowing Base, and the Borrower shall apply the net proceeds of such transfer (after costs of transfer), up to the amount of such aggregate value, to reduce the total Credit Exposures. Notwithstanding the foregoing, this Section 9.12 shall not prohibit, and "transfer" shall not include: (i) the transfer of Hydrocarbons in the ordinary course of business, (ii) farmouts, sales or other dispositions of undeveloped acreage and assignments in connection with such transactions, (iii) the transfer of equipment in the ordinary course of business or that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use, or (iv) the transfer of Subsidiaries that own no Borrowing Base Assets.

          1.7    Amendment to Take-or-Pay or Other Prepayments Provision.    Section 9.18 of the Credit Agreement is hereby restated in full as follows:

            Section 9.18    Take-or-Pay or Other Prepayments.    The Borrower will not receive, or allow any Subsidiary to receive, any take-or-pay or other prepayments with respect to the Oil and Gas Properties or Midstream Assets of the Borrower or any Subsidiary unless, in the case of such Midstream Assets only, the Borrower gives notice thereof to the Administrative Agent in sufficient time to allow such payments to be taken account of in the next determination of the Borrowing Base; provided, that, if Borrower delivers any such notice, the Administrative Agent shall have the right by written notice to the Borrower to elect to cause an additional Interim Redetermination (in addition to those expressly permitted under Section 2.07(b)(ii)) in accordance with Section 2.07.

          1.8    Amendment to Swap Agreements Provision.    Section 9.19 of the Credit Agreement is hereby amended by inserting the following sentence after the last sentence thereof:

            Except as expressly permitted under Section 9.12, the Borrower will not, and will not permit any Subsidiary to sell, assign, terminate, unwind, dispose of or otherwise transfer any Swap Agreement, in any case now existing or hereafter arising, which has been or will be incorporated into the determination of the Borrowing Base (as determined by the Administrative Agent) and, as applicable, the Conforming Borrowing Base, without the prior written consent of the Required Lenders.

        Section 2.    Borrowing Base Reaffirmation.    The Borrowing Base and the Conforming Borrowing Base shall each, pursuant to Section 2.07 of the Credit Agreement, be reaffirmed at $160,000,000, and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination of the Borrowing Base and the Conforming Borrowing Base thereafter. The parties agree that the reaffirmation of Borrowing Base and the Conforming Borrowing Base provided herein shall not constitute an Interim Redetermination but instead constitutes the May 1, 2009 Scheduled Redetermination.

        Section 3.    Conditions Precedent.    The amendments contained in Section 1 hereof, the reaffirmation of the Borrowing Base set forth in Section 2 hereof and the limited waiver set forth in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent:

          3.1    Counterparts.    The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and Required Lenders.

          3.2    Fees.    Borrower shall have paid to Administrative Agent any and all reasonable fees payable to Administrative Agent or Lenders pursuant to or in connection with this Second Amendment in consideration for the agreements set forth herein.

          3.3    No Material Adverse Effect.    There shall not have occurred since December 31, 2008, any events that, individually or in the aggregate, have had a Material Adverse Effect.

          3.4    No Default.    No Default or Event of Default shall have occurred which is continuing.

          3.5    Other Documentation.    The Administrative Agent shall have received such other documents, instruments and agreements as it may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

        Section 4.    Representations and Warranties.    To induce Lenders and Administrative Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent as follows:

          4.1    Reaffirm Existing Representations and Warranties.    Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof.

          4.2    Due Authorization; No Conflict.    The execution, delivery and performance by Borrower of this Second Amendment are within Borrower's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower or its Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of Borrower or its Subsidiaries other than Excepted Liens.

          4.3    Validity and Enforceability.    This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

        Section 5.    Miscellaneous.

          5.1    Reaffirmation of Loan Documents.    Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness as they may be increased pursuant hereto.

          5.2    Parties in Interest.    All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          5.3    Legal Expenses.    Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

          5.4    Counterparts.    This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until Borrower and Required Lenders have executed a counterpart. Facsimiles shall be effective as originals.

          5.5    Complete Agreement.    THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

          5.6    Headings.    The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

          5.7    Governing Law.    THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

         [Signature Pages to Follow]

ELLORA ENERGY INC., a Delaware corporation
By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer

ADMINISTRATIVE AGENT/LENDER:
JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:	/s/ Ryan A. Fuessel Ryan A. Fuessel, Senior Vice President

LENDER:
KEYBANK, N.A., as a Lender
By:	/s/ Angela McCracken
Name:	Angela McCracken
Title:	Senior Vice President

LENDER:
GUARANTY BANK, FSB, as a Lender
By:	/s/ James A. Morgan
Name: Title:	James A. Morgan Assistant Vice President

LENDER:
FORTIS CAPITAL CORP., as a Lender
By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director
By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

LENDER:
COMPASS BANK, as a Lender
By:	/s/ Murray E. Brasseux
Name:	Murray E. Brasseux
Title:	Executive Vice President

LENDER:
BANK OF SCOTLAND plc, as a Lender
By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President

LENDER:
UNION BANK, N.A., formerly known as Union Bank of California, N.A., as a Lender
By:
Name:
Title:

LENDER:
WELLS FARGO BANK, N.A., as a Lender
By:	/s/ William Champion
Name:	William Champion
Title:	Assistant Vice President

LENDER:
U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

LENDER:
ALLIED IRISH BANKS, p.l.c., as a Lender
By:
Name:
Title:
By:
Name:
Title:

LENDER:
NATIXIS, as a Lender
By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director
By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

LENDER:
THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ James Forward
Name:	James Forward
Title:	Managing Director

LENDER:
GUARANTY BANK AND TRUST COMPANY, as a Lender
By:	/s/ Gail J. Nofsinger
Name:	Gail J. Nofsinger,
Title:	Senior Vice President

        Each of the undersigned (i) consent and agree to this Second Amendment, and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ELLORA ENERGY GP, LLC, a Delaware limited liability company
By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer
ELLORA LAND HOLDINGS, L.P., a Texas limited partnership
By:	Ellora Energy GP, LLC, a Delaware limited liability company, its general partner
	By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer
ELLORA ROYALTIES, LP, a Colorado limited partnership
By:	Ellora Energy GP, Inc., a Colorado corporation, its general partner
	By:	/s/ Steven R. Enger Steven R. Enger, Executive Vice President of Finance

ELLORA OPERATING GP, LLC, a Delaware limited liability company
By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer
ELLORA OPERATING L.P., a Texas limited partnership
By:	Ellora Operating GP, LLC, a Delaware limited liability company, its general partner
	By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer
PRESCO WESTERN, LLC, a Colorado limited liability company
By:	Ellora Energy Inc., a Delaware corporation, its sole member
	By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer

ENGLISH BAY PIPELINE, L.P., a Texas limited partnership
By:	Ellora Energy GP, LLC, a Delaware limited liability company, its general partner
	By:	/s/ Steven R. Enger Steven R. Enger, Chief Financial Officer
ELLORA ROYALTIES, LLC, a Colorado limited liability company
By:	/s/ Steven R. Enger Steven R. Enger, Executive Vice President of Finance
ELLORA ROYALTIES GP, INC., a Colorado corporation
By:	/s/ Steven R. Enger Steven R. Enger, Executive Vice President of Finance
ELLORA CO, LLC, a Colorado limited liability corporation
By:	/s/ Steven R. Enger Steven R. Enger, Executive Vice President of Finance

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  Exhibit 10.10
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
W I T N E S S E T H
Conforming Borrowing Base Utilization Percentage